     Exhibit 99.1

News Release
Air Products and Chemicals, Inc.
7201 Hamilton Boulevard
Allentown, PA 18195-1501
Air Products Reports Fiscal Q1 EPS of $1.16
Access the Q1 earnings teleconference scheduled for 10:00 a.m. Eastern Time on January 22 by calling (719) 325-2320 and entering passcode 8295894, or listen on the Web at: www.airproducts.com/Invest/financialnews/Earnings_Releases/Teleconference.htm.
Highlights
•	Sales declined one percent versus prior year, up two percent sequentially

•	Operating margins improved to 15.9%

•	Earnings per share up 20%*

•	Raising Full Year Guidance to $4.75 to $4.95
LEHIGH VALLEY, Pa. (January 22, 2010) — Air Products (NYSE:APD) today reported net income of $252 million, or diluted earnings per share (EPS) of $1.16, for its fiscal first quarter ended December 31, 2009 versus $69 million and $0.32 for the fiscal first quarter of 2009.
The discussion of first quarter results in this release is based on non-GAAP comparisons due to last year’s restructuring charge. A reconciliation can be found at the end of this release.*
First quarter revenues of $2,174 million declined one percent as lower energy and raw material cost pass-through offset higher volumes and favorable currency. Operating income of $345 million was up 20 percent from the prior year on improved volumes in Tonnage Gases, and Electronics and Performance Materials, broad productivity gains across the company and favorable currency impacts. Sequentially, sales improved two percent while operating income gained five percent.
John McGlade, chairman, president and chief executive officer, said, “We are off to a good start in fiscal 2010. Our earnings per share grew 20% and we continued our margin improvement putting us on track to meet our 17% goal in 2011. Both our sequential and year-over-year results benefited from an improving global economy and our efforts to move Air Products to a sustainable, low cost structure.”
First Quarter Segment Performance
•	Merchant Gases sales of $934 million increased one percent as favorable currency was mostly offset by lower volumes. Operating income of $190 million increased 11 percent from the prior year, as significantly improved cost performance and favorable currency more than offset weaker volumes. Operating margin exceeded 20%. Underlying trends continue to improve globally, as volumes were higher in Asia. Comparisons in the U.S. and Europe continued to be difficult due to the weak manufacturing environment in both regions.

•	Tonnage Gases sales of $698 million were down six percent as significantly lower energy and raw material cost pass-throughs more than offset higher volumes.
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Sales volumes were up due to rebounding chemical and steel production and new plant onstreams. Operating income of $100 million decreased eight percent from the prior year primarily on higher planned maintenance costs.

•	Electronics and Performance Materials sales of $433 million increased 7 percent as higher volumes and favorable currency more than offset price declines. Operating income of $48 million increased 97 percent from the prior year on improved volumes and productivity.

•	Equipment and Energy sales of $109 million were down 9 percent on lower sales activity. Operating income of $8 million increased 11 percent from the prior year on lower development spending.
Outlook
Looking ahead, McGlade said, “We believe we will see continued earnings growth throughout 2010 as the global economy, led by Asia, continues its gradual recovery, and as we drive further cost reductions. We also had a significant number of new business signings in the first quarter and are very excited by the opportunities we see for growth beyond 2010.”
Air Products is raising its guidance for fiscal 2010 to $4.75 to $4.95 per share. The company also expects second quarter EPS from continuing operations to be between $1.15 and $1.20 per share.
Annual Meeting of Shareholders
Air Products will host its Annual Meeting of Shareholders on Thursday, January 28, 2010 at 2:00 p.m. ET. Access the audio Webcast at: www.airproducts.com/Invest/shareholdersvcs/annualmeeting_materials.htm.
Air Products (NYSE:APD) serves customers in industrial, energy, technology and healthcare markets worldwide with a unique portfolio of atmospheric gases, process and specialty gases, performance materials, and equipment and services. Founded in 1940, Air Products has built leading positions in key growth markets such as semiconductor materials, refinery hydrogen, home healthcare services, natural gas liquefaction, and advanced coatings and adhesives. The company is recognized for its innovative culture, operational excellence and commitment to safety and the environment. Air Products has annual revenues of over $8.3 billion, operations in more than 40 countries, and 18,900 employees around the globe. For more information, visit www.airproducts.com.
Note: This contains “forward-looking statements” within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including earnings guidance. These forward-looking statements are based on management’s reasonable expectations and assumptions as of the date this Report is filed regarding important risk factors. Actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors not anticipated by management, including, without limitation, longer than anticipated delay in global economic recovery; renewed deterioration in economic and business conditions; weakening demand for the Company’s products; future financial and operating performance of major customers and
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industries served by the Company; inability to collect receivables from or recovery of payments made by customers in bankruptcy proceedings; unanticipated contract terminations or customer cancellations or postponement of projects and sales; asset impairments due to economic conditions or specific product or customer events; costs associated with future restructuring actions which are not currently planned or anticipated; the impact of competitive products and pricing; interruption in ordinary sources of supply of raw materials; the ability to recover unanticipated increased energy and raw material costs from customers; costs and outcomes of litigation or regulatory activities; consequences of acts of war or terrorism impacting the United States and other markets; the effects of a pandemic or epidemic or a natural disaster; charges related to current portfolio management and cost reduction actions; the success of implementing cost reduction programs and achieving anticipated acquisition synergies; the timing, impact, and other uncertainties of future acquisitions or divestitures; significant fluctuations in interest rates and foreign currencies from that currently anticipated; the continued availability of capital funding sources in all of the Company’s foreign operations; the impact of new or changed environmental, healthcare, tax or other legislation and regulations in jurisdictions in which the Company and its affiliates operate; the impact of new or changed financial accounting guidance; the timing and rate at which tax credits can be utilized and other risk factors described in the Company’s Form 10K for its fiscal year ended September 30, 2009. The Company disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this document to reflect any change in the Company’s assumptions, beliefs or expectations or any change in events, conditions, or circumstances upon which any such forward-looking statements are based.
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*	The presentation of non-GAAP measures is intended to enhance the usefulness of financial information by providing measures which the Company’s management uses internally to evaluate the Company’s baseline performance. Presented below are reconciliations of reported GAAP results to non-GAAP measures.
CONSOLIDATED RESULTS

	Q1
		Continuing
		Operations
	Operating	Diluted
Millions of Dollars	Income	EPS

2010 GAAP	$345.0	$1.16
2009 GAAP	114.1	.42

% Change GAAP	202%	176%

2009 GAAP	$114.1	$.42
Global cost reduction plan	174.2	.55

2009 Non-GAAP Measure	$288.3	$.97

% Change Non-GAAP Measure	20%	20%

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Three Months Ended
	31 December
(Millions of dollars, except for share data)	2009	2008

Sales	$2,173.5	$2,195.3
Cost of sales	1,568.6	1,629.7
Selling and administrative	244.1	247.0
Research and development	27.2	33.2
Global cost reduction plan	—	174.2
Other income, net (a)	11.4	2.9

Operating Income	345.0	114.1
Equity affiliates’ income	26.9	24.5
Interest expense	31.6	36.5

Income from Continuing Operations before Taxes	340.3	102.1
Income tax provision	83.5	7.1

Income from Continuing Operations	256.8	95.0
Loss from Discontinued Operations, net of tax	—	(21.4)

Net Income	256.8	73.6
Less: Net Income Attributable to Noncontrolling Interests	5.0	5.0

Net Income Attributable to Air Products	$251.8	$68.6

Net Income Attributable to Air Products

Income from continuing operations	$251.8	$90.0
Loss from discontinued operations	—	(21.4)

Net Income Attributable to Air Products	$251.8	$68.6

Basic Earnings per Common Share Attributable to Air Products
Income from continuing operations	$1.19	$.43
Loss from discontinued operations	—	(.10)

Net Income Attributable to Air Products	$1.19	$.33

Diluted Earnings per Common Share Attributable to Air Products
Income from continuing operations	$1.16	$.42
Loss from discontinued operations	—	(.10)

Net Income Attributable to Air Products	$1.16	$.32

Weighted Average of Common Shares Outstanding (in millions)	211.7	209.4

Weighted Average of Common Shares Outstanding Assuming Dilution (in millions)	217.0	212.1

Dividends Declared per Common Share — Cash	$.45	$.44

Other Data from Continuing Operations:
Depreciation and amortization	$217.1	$200.6
Capital expenditures on a non-GAAP Basis (see page 11 for reconciliation)	345.2	332.9
(a) Other income includes foreign exchange losses in the amount of $.5 and $6.5 for the three months ended 31 December 2009 and 2008, respectively.
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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	31 December	30 September
(Millions of dollars)	2009	2009

Assets

Current Assets
Cash and cash items	$323.0	$488.2
Trade receivables, less allowances for doubtful accounts	1,377.8	1,363.2
Inventories	522.6	509.6
Contracts in progress, less progress billings	132.2	132.3
Prepaid expenses	136.8	99.7
Other receivables and current assets	286.6	399.8
Current assets of discontinued operations	4.2	5.0

Total Current Assets	2,783.2	2,997.8

Investment in Net Assets of and Advances to Equity Affiliates	878.2	868.1
Plant and Equipment, at cost	15,957.2	15,751.3
Less: Accumulated depreciation	9,012.0	8,891.7

Plant and Equipment, net	6,945.2	6,859.6

Goodwill	912.2	916.0
Intangible Assets, net	259.5	262.6
Noncurrent Capital Lease Receivables	717.7	687.0
Other Noncurrent Assets	418.5	438.0

Total Assets	$12,914.5	$13,029.1

Liabilities and Equity

Current Liabilities
Payables and accrued liabilities	$1,378.5	$1,660.4
Accrued income taxes	43.9	42.9
Short-term borrowings	269.1	333.8
Current portion of long-term debt	444.5	452.1
Current liabilities of discontinued operations	8.9	14.4

Total Current Liabilities	2,144.9	2,503.6

Long-Term Debt	3,705.1	3,715.6
Deferred Income and Other Noncurrent Liabilities	1,509.4	1,522.0
Deferred Income Taxes	371.0	357.9

Total Liabilities	7,730.4	8,099.1

Total Air Products Shareholders’ Equity	5,033.9	4,791.9
Noncontrolling Interests	150.2	138.1

Total Equity	5,184.1	4,930.0

Total Liabilities and Equity	$12,914.5	$13,029.1

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	31 December
(Millions of dollars)	2009	2008

Operating Activities
Net Income	$256.8	$73.6
Less: Net income attributable to noncontrolling interests	5.0	5.0

Net income attributable to Air Products	$251.8	$68.6
Adjustments to reconcile income to cash provided by operating activities:
Depreciation and amortization	217.1	200.6
Impairment of assets of continuing operations	.6	32.1
Impairment of assets of discontinued operations	—	48.7
Deferred income taxes	115.3	(.6)
Undistributed earnings of unconsolidated affiliates	(8.4)	(10.9)
Loss on sale of assets and investments	.4	1.9
Share-based compensation	7.7	17.5
Noncurrent capital lease receivables	(30.7)	(37.0)
Other adjustments	30.1	(5.6)
Working capital changes that provided (used) cash, excluding effects of acquisitions and divestitures:
Trade receivables	(27.0)	101.7
Inventories	(18.1)	(53.7)
Contracts in progress	9.3	(6.6)
Other receivables	11.8	(74.2)
Payables and accrued liabilities	(289.9)	(42.9)
Other working capital	(76.1)	(40.4)

Cash Provided by Operating Activities (a)	193.9	199.2

Investing Activities
Additions to plant and equipment	(288.8)	(291.7)
Acquisitions, less cash acquired	(9.9)	(1.6)
Investment in and advances to unconsolidated affiliates	(3.0)	(.1)
Proceeds from sale of assets and investments	13.1	18.9
Proceeds from sale of discontinued operations	—	.9
Change in restricted cash	13.2	(31.7)

Cash Used for Investing Activities	(275.4)	(305.3)

Financing Activities
Long-term debt proceeds	53.1	109.0
Payments on long-term debt	(26.0)	(41.4)
Net (decrease) increase in commercial paper and short-term borrowings	(51.6)	145.7
Dividends paid to shareholders	(95.1)	(92.1)
Proceeds from stock option exercises	27.7	1.1
Excess tax benefit from share-based compensation	8.2	.6

Cash (Used for) Provided by Financing Activities	(83.7)	122.9

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(Unaudited)

	Three Months Ended
	31 December
(Millions of dollars)	2009	2008

Effect of Exchange Rate Changes on Cash	—	(1.8)

(Decrease) Increase in Cash and Cash Items	(165.2)	15.0
Cash and Cash Items — Beginning of Year	488.2	103.5

Cash and Cash Items — End of Period	$323.0	$118.5

(a) Pension plan contributions	$255.7	$42.6
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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
SUMMARY BY BUSINESS SEGMENTS
(Unaudited)

	Three Months Ended
	31 December
	2009	2008

Revenues from External Customers
Merchant Gases	$933.6	$925.2
Tonnage Gases	697.9	744.0
Electronics and Performance Materials	433.4	406.6
Equipment and Energy	108.6	119.5

Segment and Consolidated Totals	$2,173.5	$2,195.3

Operating Income
Merchant Gases	$189.6	$170.5
Tonnage Gases	100.2	108.8
Electronics and Performance Materials	48.4	24.6
Equipment and Energy	7.8	7.0

Segment Totals	$346.0	$310.9
Global cost reduction plan	—	(174.2)
Other	(1.0)	(22.6)

Consolidated Total	$345.0	$114.1

	31 December	30 September
	2009	2009

Identifiable Assets (a)
Merchant Gases	$4,916.5	$4,917.0
Tonnage Gases	3,752.3	3,597.8
Electronics and Performance Materials	2,234.6	2,249.5
Equipment and Energy	307.1	303.3

Segment Totals	$11,210.5	$11,067.6
Other	821.6	1,088.4
Discontinued Operations	4.2	5.0

Consolidated Total	$12,036.3	$12,161.0

(a)	Identifiable assets are equal to total assets less investments in and advances to equity affiliates.
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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
Noncontrolling Interests
Effective 1 October 2009, the Company adopted the accounting guidance that established the accounting and reporting standard for the noncontrolling interests in a subsidiary and for the deconsolidation of a subsidiary. This guidance requires entities to report noncontrolling interests in subsidiaries separately within equity in the consolidated balance sheets. It also requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and noncontrolling interests. The Company’s financial statements have been updated to reflect the new presentation. Prior year amounts have been reclassified to conform to the current year presentation.
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RECONCILIATION
NON-GAAP MEASURE
The Company utilizes a non-GAAP measure in the computation of capital expenditures and includes spending associated with facilities accounted for as capital leases. Certain contracts associated with facilities that are built to provide product to a specific customer are required to be accounted for as leases, and such spending is reflected as a use of cash within cash provided by operating activities. The presentation of this non-GAAP measure is intended to enhance the usefulness of information by providing a measure which the Company’s management uses internally to evaluate and manage the Company’s expenditures.
Below is a reconciliation of capital expenditures on a GAAP basis to a non-GAAP measure.

	Three Months Ended
	31 December
(Millions of dollars)	2009	2008

Capital expenditures — GAAP basis	$301.7	$293.4
Capital lease expenditures	43.5	39.5

Capital expenditures — non-GAAP basis	$345.2	$332.9

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     Media Inquiries:
          Robert Brown, tel: (610) 481-1192; e-mail: brownrf@airproducts.com.
     Investor Inquiries:
          Nelson Squires, tel: (610) 481-7461; e-mail: squirenj@airproducts.com.